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                                                                  Exhibit 10(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated
24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group, Inc.'s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10K for the year ended 31 December 2011. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers
Hong Kong
26 December 2012